Exhibit 99.1


LNB Bancorp, Inc. Reports First Quarter Results


     LORAIN, Ohio--(BUSINESS WIRE)--April 26, 2006--LNB Bancorp, Inc. (NASDAQ:LNBB):

     --   Net Income 22-cents per diluted share for 1st quarter 2006

     --   Results impacted by margin pressures

     --   Strong deposit growth, stable credit quality, good expense management

     LNB Bancorp, Inc. (NASDAQ:LNBB) today reported net income for the three months ended March 31, 2006 of $1,448,000, or $.22 per diluted share, compared to $1,571,000, or $.24 per diluted share for the quarter ended March 31, 2005. Included in net income for the three month period ended March 31, 2005 was $317,000 of gains on the sale of assets.
     Daniel E. Klimas, president and chief executive officer, said, "We saw strong deposit growth, good expense management and stable credit quality measures in the first quarter, but we did not reach the revenue levels we had anticipated."
     Klimas said the flattening yield curve put pressure on the net interest margin which, combined with flat loan growth, resulted in a decline in net interest income. While revenue growth in the first quarter did not meet management's expectations, the majority of the company's annual growth traditionally comes in the second through fourth quarters. "Moving into the second quarter, our loan pipeline is increasing," said Klimas.
     "The financial services industry is extremely competitive in northern Ohio, perhaps the most competitive of any region of the country," said Klimas, who pointed to the fact that there are at least a dozen banking competitors in Lorain County alone. "However, LNB Bancorp has a clear growth strategy that focuses on its strengths as an independent community bank.
     "Amid this competitive environment, the keys for 2006 will be stabilizing the net interest margin and growing the loan portfolio, while maintaining stable credit quality," he said. "Our balance sheet remains strong, we are focused on successfully executing the strategy we embarked on in 2005 and remain optimistic about our long-term prospects." Klimas emphasized a number of significant investments that are expected to have positive long-term impact. In 2005, strategic investments were made in the residential mortgage, private banking and small business functions. Earlier this year, Lorain National Bank announced plans to construct two new branches in high growth areas of Lorain County and establish a business development office in Cuyahoga County with a special focus on small business. Those offices are expected to be operational in the summer and fall of this year, respectively.

     Key Performance Measures

     Net interest income for the first quarter was $7,203,000, compared to $7,332,000 for the first quarter a year ago and $7,671,000 for the fourth quarter of 2005. This was a $129,000, or 1.8 percent, decline from the first quarter of 2005 and a $468,000, or 6.1 percent, decline from the fourth quarter of 2005. The net interest margin for the first quarter this year was 3.89 percent, compared to 4.06 percent recorded for the fourth quarter of 2005, and
4.09 percent for the first quarter of 2005. The first quarter net interest margin decline was the result of the flat yield curve, competitive rates for deposits and loans and a rapid shift from low-cost core funding to higher-priced money market accounts and time deposits. While there was a rapid decline in the net interest margin in January, some stabilization was apparent by the end of the first quarter.
     Noninterest income was $2,121,000 in the first quarter of 2006, compared with $2,927,000 for the first quarter of 2005 and $2,204,000 for the fourth quarter of 2005. The decline in noninterest income in the first quarter of 2006 as compared to the same period in 2005 was $806,000, or 27.5 percent. Included in the first quarter of 2005 was $370,000 of revenue from LNB Mortgage LLC. With the closing of this subsidiary, these fees are no longer generated. Also included in the first quarter of 2005 were gains on the sale of assets of $317,000. Deposit service charges and ATM fees increased 6.6 percent and 7.2 percent, respectively, in the first quarter of 2006 as compared to the same period in 2005. The decline in noninterest income in the first quarter 2006 as compared to the fourth quarter of 2005 was primarily due to a one-time loan placement fee recorded in the fourth quarter of 2005.
     Noninterest expense was $7,209,000 in the first quarter of 2006, a $462,000, or 6.0 percent, decline from $7,671,000 during the same period in 2005, and a $151,000, or 2.0 percent, decline from the fourth quarter in 2005. The $462,000 decline between the first quarter of 2006 and the same period in 2005 was primarily due to lower salary and benefit expense and lower communications expense. Salary and benefit expense was lower due to the closing of LNB Mortgage LLC. The noninterest expense improvement in the first quarter of the year from the fourth quarter of 2005 was attributable to decreases in third party services, travel and entertainment, supplies, postage and delivery and communications expense.
     "While we are making good progress on expense management, continued investments are required to execute our long-term strategy," said Klimas.
     Credit quality continues to be stable. At March 31, 2006, nonperforming loans were $6,481,000, compared to $6,494,000 and $6,586,000 at December 31,
2005 and March 31, 2005 respectively. At the end of the first quarter of 2006, the ratios of total nonperforming loans to total portfolio loans and total nonperforming assets to total assets were 1.10 percent and 0.88 percent, respectively, as compared to the 1.10 percent and 0.86 percent, respectively, at yearend 2005. The company's senior credit administration team is aggressively pursuing the resolution of these nonperforming loans. Net charge-offs for the first quarter were $204,000 as compared to $1,418,000 and $240,000 in the fourth quarter of 2005 and in the first quarter of 2005, respectively. Net charge-offs (annualized) for the first quarter were 0.14 percent of average portfolio loans, an improvement over 0.95 percent in the fourth quarter of 2005, and 0.17 percent in the first quarter of 2005. The provision for loan losses was $150,000 in the first quarter of 2006 as compared to $150,000 in the fourth quarter of 2005 and $399,000 in the first quarter of 2005. The allowance for loan losses ended the first quarter of 2006 at $6,568,000 compared to $6,622,000 at year-end 2005 and $7,545,000 at the end of the first quarter of 2005. Total assets at the end of the first quarter of 2006 were $810.1 million, an increase of $29.0 million, or
3.7 percent over the same period a year ago and $9.0 million, or 1.1 percent, compared to December 31, 2005. Total deposits at the end of the first quarter this year were $674.1 million, up from $609.1 million in the same period a year ago and $640.2 million at the end of 2005. Total portfolio loans at March 31, 2006 were $588.2 million, up 2.5 percent from March 31, 2005, but flat compared to December 31, 2005.

     About LNB Bancorp, Inc.

     LNB Bancorp, Inc. is an $810.1 million financial holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. Lorain National Bank serves customers through 20 retail-banking locations and 24 ATMs in Lorain, eastern Erie and western Cuyahoga counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. Brokerage services are provided by the bank through an agreement with Investment Centers of America. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.
     This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar expressions, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc. conducts its operations, as well as the risks and uncertainties described from time to time in LNB Bancorp's reports as filed with the Securities and Exchange Commission. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise.


                           Consolidated Balance Sheets

                                      March 31, 2006 December 31, 2005
                                      -------------- -----------------
                                        (unaudited)
                                       (Dollars in thousands except
                                               share amounts)
                 ASSETS
Cash and due from Banks                      $25,081          $23,923
Federal funds sold and short-term
 investments                                       -                -
Securities:
  Available for sale, at fair value          157,883          151,629
  Federal Home Loan Bank and Federal
   Reserve Stock                               3,242            3,645
                                      --------------  ----------------
Total securities                             161,125          155,274
                                      --------------  ----------------
Loans:
  Loans held for sale                          2,599            2,586
  Portfolio loans                            588,226          588,425
  Allowance for loan losses                   (6,568)          (6,622)
                                      --------------  ----------------
Net loans                                    584,257          584,389
                                      --------------  ----------------
Bank premises and equipment, net              11,413           10,833
Other real estate owned                          608              432
Bank owned life insurance                     14,161           13,935
Goodwill and intangible assets, net            3,279            3,321
Accrued interest receivable                    3,275            3,053
Other assets                                   6,894            5,961
                                      --------------  ----------------
Total Assets                                $810,093         $801,121
                                      ==============  ================

 LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
  Demand and other noninterest-bearing       $87,997          $87,597
  Savings, money market and interest-
   bearing demand                            275,304          265,831
  Certificates of deposit                    310,755          286,788
                                      --------------  ----------------
Total deposits                               674,056          640,216
                                      --------------  ----------------
Short-term borrowings                         21,901           32,616
Federal Home Loan Bank advances               41,093           53,896
Accrued interest payable                       2,153            2,126
Accrued taxes, expenses and other
 liabilities                                   3,513            3,861
                                      --------------  ----------------
Total Liabilities                            742,716          732,715
                                      ==============  ================
Shareholders' Equity
  Common stock, par value $1 per
   share, authorized 15,000,000
   shares, issued 6,771,867 at March
   31, 2006 and December 31, 2005              6,772            6,772
  Additional paid-in capital                  26,334           26,334
  Retained earnings                           43,235           42,945
  Accumulated other comprehensive loss        (3,491)          (2,996)
  Treasury shares at cost, 293,194 at
   March 31, 2006 and 250,694 at
   December 31, 2005                          (5,473)          (4,649)
                                      --------------  ----------------
Total Shareholders' Equity                    67,377           68,406
                                      --------------  ----------------
Total Liabilities and Shareholders'
 Equity                                     $810,093         $801,121
                                      ==============  ================

                  Consolidated Statements of Income (unaudited)

                                          Three Months Ended March 31,
                                          ----------------------------
                                               2006          2005
                                          ------------- --------------
                                          (Dollars in thousands except
                                              share and per share
                                                    amounts)
Interest Income
  Loans                                        $10,078         $8,833
  Securities:
     U.S. Government agencies and
      corporations                               1,339          1,019
     State and political subdivisions              103            114
     Other debt and equity securities               52             50
  Federal funds sold and short-term
   investments                                      36             36
                                          ------------- --------------
Total interest income                           11,608         10,052
Interest Expense
  Deposits:
     Certificates of deposit, $100 and
      over                                       1,370            683
        Other deposits                           2,434          1,447
  Federal Home Loan Bank advances                  400            501
  Short-term borrowings                            201             89
                                          ------------- --------------
Total interest expense                           4,405          2,720
                                          ------------- --------------
Net Interest Income                              7,203          7,332
Provision for Loan Losses                          150            399
                                          ------------- --------------
     Net interest income after provision
      for loan losses                            7,053          6,933
Noninterest Income
  Investment and trust services                    509            517
  Deposit service charges                          968            908
  Other service charges and fees                   451            461
  Mortgage banking revenue                           -            370
  Income from bank owned life insurance            145            193
  Other income                                      46            161
                                          ------------- --------------
Total fees and other income                      2,119          2,610
  Securities gains, net                              -            180
  Gains on sale of loans                             -            132
  Gains on sale of other assets, net                 2              5
                                          ------------- --------------
Total noninterest income                         2,121          2,927
Noninterest Expense
  Salaries and employee benefits                 3,578          3,978
  Furniture and equipment                          737            733
  Net occupancy                                    478            517
  Outside services                                 419            309
  Marketing and public relations                   391            307
  Supplies, postage and freight                    298            371
  Telecommunications                               199            312
  Ohio Franchise tax                               232            182
  Electronic banking expenses                      145            123
  Other expense                                    732            839
                                          ------------- --------------
Total noninterest expense                        7,209          7,671
                                          ------------- --------------
Income before income tax expense                 1,965          2,189
Income tax expense                                 517            618
                                          ------------- --------------
Net Income                                      $1,448         $1,571
                                          ============= ==============
Net Income Per Common Share
  Basic                                          $0.22          $0.24
  Diluted                                         0.22           0.24
  Dividends declared                              0.18           0.18
Average Common Shares Outstanding
  Basic                                      6,504,981      6,641,173
  Diluted                                    6,504,981      6,641,173



                                LNB Bancorp, Inc.
                       Supplemental Financial Information
       (Unaudited - Dollars in thousands except Share and Per Share Data)


                                   -----------------------------------
                                    March 31,  December 31, March 31,
                                      2006         2005       2005
                                   -----------------------------------
END OF PERIOD BALANCES
  Assets                              $810,093     $801,121  $781,092
  Deposits                             674,056      640,216   609,098
  Portfolio loans                      588,226      588,425   574,100
  Allowance for loan losses              6,568        6,622     7,545
  Shareholders' equity                  67,377       68,406    68,356

AVERAGE BALANCES
Assets:
  Total assets                        $804,553     $801,045  $780,963
  Earning assets                       751,537      750,215   726,431
  Securities                           158,027      156,503   144,501
  Portfolio loans                      589,888      591,141   572,464
Liabilities and shareholders'
 equity:
  Total deposits                      $661,204     $643,592  $619,576
  Interest bearing deposits            573,542      557,506   521,514
  Interest bearing liabilities         642,058      639,109   606,554
  Total shareholders' equity            69,339       69,545    70,707

INCOME STATEMENT
  Net interest income                   $7,203       $7,671    $7,332
  Net interest income-FTE(1)             7,251        7,719     7,386
  Provision for loan losses                150          150       399
  Noninterest income                     2,121        2,203     2,927
  Noninterest expense                    7,209        7,360     7,671
  Taxes                                    517          531       618
----------------------------------------------------------------------
  Net income                             1,448        1,833     1,571
----------------------------------------------------------------------
  Total revenue                          9,324        9,874    10,259

PER SHARE DATA
  Basic net income Per common share      $0.22        $0.28     $0.24
  Diluted net income per common
   share                                  0.22         0.28      0.24
  Cash dividends per common share         0.18         0.18      0.18
  Basic average common shares
   outstanding                       6,504,981    6,544,706 6,641,181
  Diluted average common shares
   outstanding                       6,504,981    6,544,819 6,641,181

KEY RATIOS
  Return on average assets(2)             0.73%        0.91%     0.82%
  Return on average common
   equity(2)                              8.47%       10.46%     9.01%
  Efficiency ratio                       76.92%       74.18%    74.38%
  Noninterest expense to average
   assets(2)                              3.63%        3.65%     3.98%
  Average equity to average assets        8.62%        8.68%     9.05%
  Net interest margin                     3.89%        4.06%     4.09%
  Net interest margin  (FTE)(1)           3.91%        4.08%     4.12%
  Quarterly asset growth(2)               4.54%       -5.53%    -0.29%
  Quarterly portfolio loan
   growth(2)                             -0.13%       -3.67%     1.30%
  Quarterly deposit growth(2)            12.14%       -5.95%     9.89%

ASSET QUALITY
  Nonperforming loans                   $6,481       $6,494    $6,586
  Other real estate owned                  608          432       476
  Total nonperforming assets             7,089        6,926     7,062
  Net Charge Offs                          204        1,418       240
  Total nonperforming loans to
   total loans                            1.10%        1.10%     1.15%
  Total nonperforming assets to
   total assets                           0.88%        0.86%     0.90%
  Net charge-offs to average
   loans(2)                               0.14%        0.95%     0.17%
  Allowance for loan losses               1.12%        1.13%     1.31%
  Allowance to nonperforming loans      101.34%      101.97%   114.56%


(1) FTE -- fully tax equivalent at 34% tax rate (2) Annualized for the three month periods *T


     CONTACT: For LNB Bancorp, Inc.
              W. John Fuller, 216-978-7643